EXHIBIT 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information was prepared using the historical consolidated financial statements of TrueBlue, Inc. ("TrueBlue") and Staffing Solutions Holdings, Inc. ("Seaton"), after giving effect to TrueBlue's acquisition of all of the outstanding equity interests of Seaton on June 30, 2014, using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations. The assumptions, reclassifications, and adjustments described in the accompanying notes give effect to pro forma events that are directly attributable to the acquisition, are factually supportable, and are expected to have a continuing impact on the combined results.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the thirteen weeks ended March 28, 2014 and for the year ended December 27, 2013, assumes that the acquisition took place on December 29, 2012. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 28, 2014, assumes that the acquisition took place on March 28, 2014.

The unaudited pro forma condensed combined financial information have been presented for informational purposes only. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and is not necessarily indicative of the combined results of operation or financial position had the acquisition been completed as of the dates indicated. The unaudited pro forma condensed combined financial information do not reflect any revenue enhancements or operating synergies that the combined company may achieve as a result of the merger or the costs to integrate the operations of TrueBlue and Seaton or the costs necessary to achieve these revenue enhancements and operating synergies. There were no significant intercompany transactions between TrueBlue and Seaton as of the dates and for the periods of these unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the financial statements described in Note 1 to the unaudited pro forma condensed combined financial information.

Pursuant to the acquisition method of accounting, the purchase price, calculated as described in Note 2 to the unaudited pro forma condensed combined financial information, has been allocated to assets acquired and liabilities assumed based on their respective fair values. The unaudited pro forma condensed combined financial information does not reflect non-recurring acquisition and integration costs or any cost savings of combined operations and does not purport to project the future results of operations or financial position of the combined company. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of this Current Report on Form 8-K/A. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information, and the differences may be material.

TrueBlue, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 28, 2014
(in thousands)

	TrueBlue	Seaton
	As of March 28, 2014	As of March 30, 2014	Pro Forma Adjustments	Note References	Pro Forma Combined
Current Assets
Cash and cash equivalents and marketable securities	$160,595	$8,011	$(135,346)	A	$33,260
Accounts receivable, net	186,084	111,515	13,022	O	310,621
Other current assets	17,343	11,877	(5,933)	O	23,287
Total current assets	364,022	131,403	(128,257)		367,168
Property and equipment, net	53,317	9,228	18,543	M, O	81,088
Restricted cash and investments	151,381	—	—		151,381
Goodwill	82,239	82,103	33,504	C, G	197,846
Intangible assets, net	29,982	36,953	75,047	D	141,982
Other non-current assets	40,754	4,894	(1,107)	B	44,541
Total assets	$721,695	$264,581	$(2,270)		$984,006

Current liabilities
Accounts payable, accrued expenses, and other current liabilities	$69,883	$98,271	$(15,474)	A, E, F, N	$152,680
Current portion of workers' compensation claim reserve	48,803	—	2,243	O	51,046
Total current liabilities	118,686	98,271	(13,231)		203,726
Long-term debt	29,089	121,821	65,173	F	216,083
Workers' compensation liability	166,287	—	—		166,287
Other non-current liabilities	10,837	15,096	(21,019)	G	4,914
Total liabilities	324,899	235,188	30,923		591,010
Total shareholders' equity	396,796	29,393	(33,193)	H	392,996
Total liabilities and shareholders' equity	$721,695	$264,581	$(2,270)		$984,006

See accompanying notes to unaudited pro forma condensed combined financial information.

TrueBlue, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Thirteen Weeks Ended March 28, 2014
(in thousands, except per share amounts)

	TrueBlue	Seaton
	Thirteen Weeks Ended
	March 28, 2014	March 30, 2014	Pro Forma Adjustments	Note References	Pro Forma Combined
Revenue from services	$396,063	$148,258			$544,321
Cost of services	296,504	125,428			421,932
Gross profit	99,559	22,830	—		122,389
Selling, general and administrative expenses	91,982	16,731	39	L	108,752
Depreciation and amortization	5,161	4,801	140	K	10,102
Income from operations	2,416	1,298	(179)		3,535
Interest and other income (expense), net	344	(3,724)	2,853	I	(527)
Income (loss) before tax expense	2,760	(2,426)	2,674		3,008
Income tax expense (benefit)	1,104	(730)	1,070	J	1,444
Net income (loss)	$1,656	$(1,696)	$1,604		$1,564

Net income per common share:
Basic	$0.04				$0.04
Diluted	$0.04				$0.04
Weighted average shares outstanding:
Basic	40,572				40,572
Diluted	40,891				40,891

See accompanying notes to unaudited pro forma condensed combined financial information.

TrueBlue, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 27, 2013
(in thousands, except per share amounts)

	TrueBlue	Seaton
	Year Ended
	December 27, 2013	December 29, 2013	Pro Forma Adjustments	Note References	Pro Forma Combined
Revenue from services	$1,668,929	$587,299			$2,256,228
Cost of services	1,226,626	509,471	(4,374)	N	1,731,723
Gross profit	442,303	77,828	4,374		524,505
Selling, general and administrative expenses	362,248	61,452	287	L	423,987
Depreciation and amortization	20,472	14,419	560	K	35,451
Income from operations	59,583	1,957	3,527		65,067
Interest and other income (expense), net	1,354	(11,678)	8,064	I	(2,260)
Income (loss) before tax expense	60,937	(9,721)	11,591		62,807
Income tax expense (benefit)	16,013	(8,497)	4,636	J	12,152
Net income (loss)	$44,924	$(1,224)	$6,955		$50,655

Net income per common share:
Basic	$1.12				$1.26
Diluted	$1.11				$1.25
Weighted average shares outstanding:
Basic	40,166				40,166
Diluted	40,502				40,502

See accompanying notes to unaudited pro forma condensed combined financial information.

TrueBlue, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTE 1:    BASIS OF PRESENATION

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to project the future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the following:

•	The historical consolidated financial statements of TrueBlue, Inc. ("TrueBlue") included in its Annual Report on Form 10-K for the year ended December 27, 2013;

•	the historical unaudited consolidated financial statements of TrueBlue included in its Quarterly Report on Form 10-Q for the thirteen weeks ended March 28, 2014;

•
the audited consolidated financial statements of Staffing Solutions Holdings, Inc. and Subsidiaries ("Seaton"), as of and for the years ended December 29, 2013 and December 30, 2012, which are included in Exhibit 99.1; and

•	the historical unaudited condensed consolidated financial statements for the thirteen weeks ended March 30, 2014 of Seaton, which are included in Exhibit 99.2.

The Unaudited Pro Forma Condensed Combined Statements of Operations and Balance Sheet were prepared using the acquisition method of accounting. Under the acquisition method of accounting, the acquisition price is allocated to the assets acquired and the liabilities assumed based on their estimated fair values. The unaudited pro forma condensed combined financial information give effect to the acquisition of Seaton by TrueBlue as follows:

•	The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 28, 2014 gives effect to the acquisition as if it occurred on March 28, 2014.

•
The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 27, 2013 and the thirteen weeks ended March 28, 2014, give effect to the acquisition as if it occurred on December 29, 2012.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following notes and is not necessarily indicative of the combined results of operations or financial condition had the acquisition been completed as of the dates indicated. The unaudited pro forma condensed combined financial information does not reflect non-recurring acquisition and integration costs or any cost savings of combined operations and does not purport to project the future results of operations or financial position of the combined company. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of this Current Report on Form 8-K/A. The valuation of these assets and liabilities is preliminary, subject to completion of a formal valuation process and further management review, and will be adjusted as additional information becomes available. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information, and the differences may be material.

Accounting Periods Presented

Seaton's historical fiscal year ended on Sunday, December 29, 2013 and TrueBlue’s fiscal year ended on Friday, December 27, 2013. Seaton's first quarter of fiscal 2014 ended on Sunday, March 30, 2014 and TrueBlue's first quarter of fiscal 2014 ended on Friday, March 28, 2014.

•	The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical balance sheet of TrueBlue at March 28, 2014 with the historical balance sheet of Seaton at March 30, 2014.

•
The Unaudited Pro Forma Condensed Combined Statement of Operations for the thirteen weeks ended March 28, 2014 combines the historical results of TrueBlue for the thirteen weeks ended March 28, 2014 and the historical results of Seaton for the thirteen weeks ended March 30, 2014.

•	The Pro Forma Condensed Combined Statement of Operations of TrueBlue and Seaton for the year ended December 27,

2013, combines the historical results of TrueBlue for the year ended December 27, 2013 and the historical results of Seaton for the year ended December 29, 2013.

Certain pro forma adjustments were made to conform Seaton’s accounting policies to TrueBlue’s accounting policies as noted in Note 3.

Reclassifications
Certain amounts for Seaton have been reclassified to conform to the TrueBlue current presentation.
NOTE 2:    SEATON ACQUISITION
On June 30, 2014, we completed the acquisition of all of the outstanding equity interests of Seaton for a cash purchase price of approximately $307.0 million, net of cash acquired. The purchase price is subject to a final working capital adjustment. We also entered into a Second Amended and Restated Credit Agreement for a secured revolving credit facility of up to a maximum of $300.0 million, of which $187.0 million was used to fund a portion of the acquisition price.

The Company accounted for this acquisition using the purchase method of accounting in accordance with ASC 805, Business Combinations. The fair value of the net assets acquired and the results of the acquired business are included in the pro forma condensed combined financial information from the acquisition date forward. We were required to make estimates and assumptions that affect the reported amounts of assets and liabilities and results of operations during the reporting period. Estimates are used in accounting for, among other things, the fair value of acquired net operating assets, property and equipment, intangible assets, useful lives of property and equipment, and amortizable lives for acquired intangible assets. Any excess of the purchase consideration over the identified fair value of the assets and liabilities acquired was recognized as goodwill. All acquisition-related costs were expensed as incurred and recorded in operating expenses.
The estimated preliminary fair value of acquired assets and liabilities as of the date of acquisition is based on information available at that time. The valuation of the tangible and identifiable intangible assets and liabilities is subject to further management review and may change between the preliminary allocation and the final allocation. Any changes to these estimates may have a material impact on the operating results or financial condition.

The estimated purchase price allocation is based on preliminary estimates of fair values, net of cash acquired of $9.8 million, as of the acquisition date of June 30, 2014, as follows (in thousands):

Preliminary Purchase Price Allocation
Accounts receivable	$116,570
Prepaid expenses, deposits and other current assets	6,413
Property and equipment (1)	27,771
Other non-current assets	1,230
Intangible assets	112,000
Total assets acquired	263,984

Accounts payable and other accrued expenses	84,303
Other long-term liabilities	2,114
Total liabilities assumed	86,417

Net identifiable assets acquired	177,567
Goodwill (2)	129,054
Net assets acquired	$306,621
(1) Property and equipment includes the estimated fair value of acquired technology of $18.0 million.
(2) Goodwill is attributable to the acquired workforce, strategic opportunities, and synergies that are expected to arise from the acquisition of Seaton. The goodwill is not deductible for tax purposes.

Identifiable intangible assets are as follows (in thousands):

	Estimated Fair Value	Estimated Average Useful Life
Customer relationships	$102,500	11
Trade name/trademarks	9,500	Indefinite
Total	$112,000
NOTE 3:    PRO FORMA ADJUSTMENTS
The following pro forma adjustments are included in TrueBlue's unaudited pro forma condensed combined financial information:

A.	Cash: Adjustment to reflect cash and cash equivalents and marketable securities used in the purchase price of Seaton net of normal working capital adjustments.

B.
Other non-current assets: Net adjustment to remove Seaton deferred debt financing costs of $3.5 million relating to Seaton's historical debt and increase deferred debt financing cost of $2.6 million relating to TrueBlue's revolving credit facility used to finance a portion of the acquisition price..

C.
Goodwill: Net adjustment to remove goodwill of Seaton and add estimated goodwill of $129.1 million from the acquisition after allocating the purchase price to the fair value of the net assets acquired, which is preliminary and subject to completion of our fair value assessment.

D.
Intangible assets, net: Net adjustment to remove intangible assets of Seaton and add the estimated fair value of intangible assets identified of $112.0 million, which are preliminary and subject to completion of our fair value assessment.

E.	Accrued expenses: Adjustment to remove accrued interest relating to Seaton's historical debt of $0.7 million, which was retired on the date of the acquisition.

F.
Debt: Net adjustment to remove Seaton's current revolving credit facility and long-term debt and include TrueBlue's revolving credit facility of $187.0 million used to finance a portion of the acquisition price.

G.
Deferred taxes: Adjustment to record preliminary tax adjustments related to the acquisition. Deferred tax liabilities were decreased by $12.6 million related to the allowances related to tax assets of Seaton that the combined companies will be able to use such as Worker Opportunity Tax Credits and $7.4 million related to the removal of a deferred tax asset related to Seaton's amortization of goodwill.

H.
Equity: Adjustment to reflect the elimination of Seaton's historical equity accounts and adjustment to reflect the direct, incremental costs of the Seaton acquisition of $3.5 million, which are not yet reflected in the historical financial statements of either Seaton or TrueBlue.

I.
Interest expense: Net adjustment to eliminate interest expense of $3.7 million and $12.3 million associated with Seaton's historical revolving credit facility and debt, including the elimination of the related bank charges and amortization of deferred financing costs of Seaton's debt, and add interest expense of $1.1 million and $4.2 million on the outstanding portion of the revolver used to finance a portion of the acquisition price, including amortization of deferred financing costs for the thirteen weeks ended March 28, 2014, and the fiscal year ended December 27, 2013, respectively. The variable interest on the new credit facility of 2.0% was calculated based on London Interbank Offered Rate ("LIBOR") plus the applicable spread on LIBOR of 1.75%, which is effective until October 1, 2014. A change in the interest rate of 0.125% would result in a change in interest expense of $0.2 million.

J.	Income taxes: Adjustment to record the impact on income taxes resulting from the pro forma adjustments utilizing TrueBlue and Seaton's combined preliminary statutory rate of 40%.

K.	Amortization expense:

i.
Goodwill - Net adjustment to eliminate historical goodwill amortization expense for Seaton of $1.5 million and $6.1 million for the thirteen weeks ended March 28, 2014 and the fiscal year ended December 27, 2013, respectively, to conform to TrueBlue's accounting policies.

ii.	Intangibles - Net adjustment to eliminate historical intangibles amortization expense for Seaton of $1.1 million and

$4.3 million for the thirteen weeks ended March 28, 2014 and the fiscal year ended December 27, 2013, respectively, and to increase amortization expense for the estimated fair value of acquired technology and intangible assets acquired in the Seaton acquisition of $3.0 million and $12.0 million for the thirteen weeks ended March 28, 2014, and the fiscal year ended December 27, 2013, respectively.

L.	Administrative expenses:

iii.
Management fees - Adjustment to eliminate management fees related to Seaton's private equity partner, Leeds Equity Partners, of $0.2 million and $0.6 million, for the thirteen weeks ended March 28, 2014 and the fiscal year ended December 27, 2013, respectively.

iv.
Stock compensation expense - To record the estimated expense related to the unvested portion of restricted stock-based awards assumed in connection with the acquisition using the straight-line amortization method over the remaining vesting periods of $0.1 million and $1.0 million for the thirteen weeks ended March 28, 2014 and the fiscal year ended December 27, 2013, respectively.

M.
Property and equipment: Adjustment to reflect the estimated fair value of development technology identified of $18.0 million , which is preliminary and subject to completion of our fair value assessment.

N.
Workers' compensation: Adjustment to workers' compensation expense of $4.4 million for the fiscal year ended December 27, 2013, to exclude the actuarial true-up for costs related to prior periods to better reflect the on-going costs of doing business.

O.	Other fair value adjustments to adjust the historical balances as of March 28, 2014, to their preliminary estimated fair values.